Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:
Rick Nordvold
Golf Galaxy, Inc.
952-941-8848

Investors and media:
Susan Eich
For Golf Galaxy, Inc.
612-285-4188

GOLF GALAXY’S JUNE NET SALES RISE 39% TO $42 MILLION
Comparable store sales increase 2.9%

June Net Sales Summary (unaudited)
	Fiscal Month Ended
($ in thousands)	July 1, 2006	July 2, 2005
Net sales	$42,135	$30,356
Comparable store sales % increase (1)	2.9%	7.4%

(1) A new or relocated store is included in comparable store results after it has been in operation for 12 full fiscal months following the month of the store’s grand opening weekend, typically a store’s 13th full month of operations.

EDEN PRAIRIE, Minn. — (July 6, 2006) — Golf Galaxy, Inc. (NASDAQ: GGXY), a leading golf specialty retailer, today reported that net sales for the fiscal month ended July 1, 2006, rose 39 percent to $42.1 million, compared with $30.4 million for the fiscal month ended July 2, 2005. The increase was driven primarily by the addition of new stores and a comparable store sales gain of 2.9 percent. The GolfWorks, which the company acquired on March 16, 2006, also contributed to the year-over-year growth in net sales.

“Our strategic merchandising initiatives continue to have a meaningful impact on our overall results and drove our comparable store sales gain during the month,” said Randy Zanatta, Golf Galaxy’s president and chief executive officer. “We also were pleased to see a comparable store sales increase in our club business for the month, after seeing a decline in the first quarter. We continued to see erratic sales and traffic patterns in June, which we believe reflects the challenging economic environment and a more cautious consumer.”

About Golf Galaxy
Golf Galaxy, Inc., based in Eden Prairie, Minn., is a multi-channel golf specialty retailer. The company currently operates 61 stores in 24 states, ecommerce websites and catalog operations. The company’s Everything for the Game® merchandising strategy offers a comprehensive selection of competitively priced brand name golf equipment, accessories, apparel, golf services, and golf instruction by on-staff certified PGA professionals in a unique interactive store environment. The GolfWorks, a leading brand for golf club components, clubmaking tools and technical information, is a wholly owned subsidiary of Golf Galaxy. For more information, visit www.GolfGalaxy.com and www.GolfWorks.com.

Cautionary Statement
This news release contains forward-looking statements about Golf Galaxy and readers should not place undue reliance on any forward-looking statements that are current only as of the date made. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those expressed in forward-looking statements. The factors listed below, among others, could cause the company’s actual financial performance to differ materially from that expressed in any forward-looking statement: A decline in the popularity of golf or golf-related products and services; limitations imposed by suppliers on the amount or variety of products; failure by suppliers to develop and introduce new products or if new products result in excessive close-outs of existing inventories; seasonal fluctuation in demand for products; weather conditions; ability to successfully implement growth plan; competition in the golf and sporting goods industry; a decline in discretionary spending; availability of adequate capital to fund growth; loss of key management; and the company’s ability to successfully integrate acquired companies, including The GolfWorks. Additional information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is included in the company’s annual report on Form 10-K filed with the Securities and Exchange Commission on May 3, 2006. The foregoing list should not be construed as exhaustive and Golf Galaxy disclaims any obligation subsequently to revise or update any previously made forward-looking statements, whether as a result of new information, future events or otherwise.